Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sono-Tek Corporation on Form 10K for the year ended February 28, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”). I, Christopher L. Coccio, Chief Executive Officer and Chairman (principal executive officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 20, 2011

/s/ Christopher L. Coccio

-------------------------------

Christopher L. Coccio

Chief Executive Officer and Chairman

(principal executive officer)